CONSENT OF INDEPENDENT AUDITORS



We consent to the use in the Annual Report on Form 10-K under the Securities Exchange Act of 1934 of BT Financial Corporation for the year ended December 31, 1999, of our report dated January 22, 1999 except for Note 17, as to which the date is February 23, 1999 insofar as such report relates to the financial statements of First Philson Financial Corporation as of December 31, 1998 and for the years ended December 31, 1998 and 1997.



/s/ S.R. Snodgrass, A.C.

Wexford, PA
March 29, 2000